EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement No. 33-391420 of RTI International Metals, Inc. (the “Company”) on Form S-8 of our report dated June 25, 2008, relating to the financial statements, and schedule of RMI Titanium Company Employee Savings and Investment Plan (the “Plan”) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2007.
/s/ Beard Miller Company LLP
Pittsburgh, Pennsylvania
June 25, 2008

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